Exhibit (a)(1)(iii)

Form of Letter of Transmittal

LETTER OF TRANSMITTAL

REGARDING SHARES IN BLACKSTONE ALTERNATIVE ALPHA MASTER FUND

TENDERED PURSUANT TO THE OFFER TO PURCHASE

DATED SEPTEMBER 25, 2012

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE ON OCTOBER 26, 2012

AND THIS LETTER OF TRANSMITTAL MUST BE RECEIVED BY

THE FUND’S ADMINISTRATOR, EITHER BY MAIL OR BY FAX, BY 5:00 P.M.,

EASTERN TIME, ON OCTOBER 26, 2012, UNLESS THE OFFER IS EXTENDED.

COMPLETE THIS LETTER OF TRANSMITTAL AND FOLLOW THE TRANSMITTAL

INSTRUCTIONS INCLUDED HEREIN

Ladies and Gentlemen:

The undersigned hereby tenders to Blackstone Alternative Alpha Master Fund, a closed-end, non-diversified, management investment company organized under the laws of the Commonwealth of Massachusetts (the “Fund”), the shares of beneficial interest in the Fund or portion thereof held by the undersigned, described and specified below, on the terms and conditions set forth in the Offer to Purchase dated September 25, 2012 (the “Offer to Purchase”), receipt of which is hereby acknowledged, and in this Letter of Transmittal (which together with the Offer to Purchase constitute the “Offer”). THE TENDER AND THIS LETTER OF TRANSMITTAL ARE SUBJECT TO ALL THE TERMS AND CONDITIONS SET FORTH IN THE OFFER TO PURCHASE, INCLUDING, BUT NOT LIMITED TO, THE ABSOLUTE RIGHT OF THE FUND TO REJECT ANY AND ALL TENDERS DETERMINED BY IT, IN ITS SOLE DISCRETION, NOT TO BE IN THE APPROPRIATE FORM.

The undersigned hereby sells to the Fund the shares of beneficial interest in the Fund or portion thereof tendered hereby pursuant to the Offer.

The undersigned hereby warrants that the undersigned has full authority to sell the shares of beneficial interest in the Fund or portion thereof tendered hereby and that the Fund will acquire good title thereto, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to the sale thereof, and not subject to any adverse claim, when and to the extent the same are purchased by it. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer. The undersigned recognizes that under certain circumstances set forth in the Offer, the Fund may not be required to purchase any of the beneficial shares of interest in the Fund or portions thereof tendered hereby.

A non-transferable, non-interest bearing promissory note for the purchase price will be issued to the undersigned if the Fund accepts for purchase the shares tendered hereby. The undersigned acknowledges that Citi Fund Services Ohio, Inc., the Fund’s administrator, will hold the promissory note on behalf of the undersigned. The cash payment of the purchase price for the shares of beneficial interest in the Fund or portion thereof of the undersigned, as described in Section 6 of the Offer to Purchase, shall be wired to the account at your financial intermediary from which your subscription funds were debited.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder shall be binding on the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in Section 5 of the Offer to Purchase, this tender is irrevocable.

LETTER OF TRANSMITTAL (PAGE 1 of 3)

VALUATION DATE: December 31, 2012

TENDER OFFER EXPIRATION DATE: 5:00 p.m. (Eastern Time), October 26, 2012

PARTS 1, 2, 3, AND 4 MUST BE COMPLETED AND IN GOOD ORDER IN ORDER TO PROCESS YOUR REQUEST

If You Invest In The Fund Through A Financial Intermediary Through Whom You Expect To Have Your Tender Offer Request Submitted, Please Allow For Additional Processing Time As The Letter of Transmittal Must Ultimately Be Received By The Fund’s Administrator Prior To 5:00 p.m. (Eastern Time) On The Expiration Date.

PLEASE FAX OR MAIL TO THE FUND’S ADMINISTRATOR AT:

Regular Mail	Overnight Mail	Fax: (866) 903-9130

Citi Fund Services Attn: Blackstone Alternative Alpha Master Fund PO Box 182649 Columbus, Ohio 43218-2649	Citi Fund Services Attn: Blackstone Alternative Alpha Master Fund 3435 Stelzer Road, Suite 1000 Columbus, Ohio 43219	FOR ADDITIONAL INFORMATION CALL: (888) 386-9490

PART 1 – NAME (AS IT APPEARS ON YOUR BLACKSTONE ALTERNATIVE ALPHA MASTER FUND STATEMENT) AND CONTACT INFORMATION

Fund Name:

Fund Account #:

Account Name/Registration:

Address:

City, State, Zip:

Telephone Number:

Email Address:

Financial Intermediary Firm Name:

Financial Intermediary Account #:

Financial Advisor Name:

Financial Advisor Telephone #:

PART 2 – REQUESTED TENDER AMOUNT

Please select repurchase type by checking one of the boxes below. If you are requesting a partial repurchase, please provide a number of Shares.

☐	Full Repurchase

☐	Partial Repurchase* of Shares

*	If the requested partial repurchase would put the account balance below the required minimum balance, the Fund may reduce the amount to be repurchased such that the required minimum balance is maintained, unless you indicate otherwise by checking the following box:

☐  Change request to Full Repurchase if amount requested to be repurchased would need to be reduced to maintain minimum account balance

LETTER OF TRANSMITTAL (PAGE 2 of 3)

BLACKSTONE ALTERNATIVE ALPHA MASTER FUND ACCOUNT #:                     (Should be the same as on page 2)

PART 3 – PAYMENT

Payments will be directed back to your account.

PART 4 – SIGNATURE(S)

The undersigned subscriber acknowledges that this request is subject to all the terms and conditions set forth in the Fund’s registration statement under the Investment Company Act of 1940, as amended (the “Registration Statement”) and the Offer to Purchase dated September 25, 2012 (the “Offer to Purchase”) and all capitalized terms used herein have the meaning as defined in the Fund’s Registration Statement. This request is irrevocable except as described in the Offer to Purchase. The undersigned represents that the undersigned is the beneficial owner of the shares in the Fund to which this repurchase request relates, or that the person signing this request is an authorized representative of the tendering shareholder.

In the case of joint accounts, each joint holder must sign this repurchase request. Requests on behalf of a foundation, partnership or any other entity should be accompanied by evidence of the authority of the person(s) signing.

Signature	Print Name of Authorized Signatory (and Title if applicable)	Date

Signature	Print Name of Authorized Signatory (and Title if applicable)	Date

LETTER OF TRANSMITTAL (PAGE 3 of 3)